EXHIBIT 99.2

                        ST.GEORGE BANK LIMITED (SERVICER)
                       OFFICER'S CERTIFICATE OF COMPLIANCE

     The  undersigned,  a  duly  authorized  representative  of  St.George  Bank
Limited, as Servicer ("St.George Bank" or the "Servicer"), pursuant to the agreement between Perpetual Trustees Consolidated Limited, St.George Bank
Limited and Crusade Management Limited, dated as of March 25, 2003 (the "Agreement"), does hereby certify that:

     1. Capitalized terms used but not defined in this Officer's Certificate have their respective meanings set forth in the Agreement, unless the context requires otherwise or unless otherwise defined in the Officer's Certificate.

     2. As of the date hereof, St.George Bank is the Servicer of Crusade Global Trust No. 2 of 2001.

     3.   This Officer's Certificate is delivered pursuant to the Agreement.

     4. A review of the activities of the Servicer during the year ended September 30, 2004 and of its performance under the pooling and servicing agreement or similar agreements was made under my supervision.

     5. Based on such review, to my knowledge, the Servicer has fulfilled its obligations under the pooling and servicing agreement or similar agreements relating to the Trust (including the Master Trust Deed dated March 14, 1998, The Crusade Euro Trust Servicing Agreement dated March 19, 1998 and the Supplementary Terms Notice dated September 11,
          2001) throughout such calendar year and, except as set forth in paragraph 6 below.

     6. The following is a description of any exceptions to paragraph 5 above:- No significant deficiencies were detected.


     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Officer's Certificate this 14th day of December 2004.


                                   ST.GEORGE BANK LIMITED
                                   as Servicer


                                          /s/ G.M. Bartlett
                                   --------------------------------------
                                   Name:    G.M. Bartlett
                                   Title:   Group Executive